Exhibit 2.k(2)





                         Transfer Agency and Service Agreement
                                         Among
                              RMK High Income Fund, Inc.
                                          and
                             EquiServe Trust Company, N.A.
                                          and
                                    EquiServe, Inc.


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                                Table of Contents


Section 1.     Certain Definitions...................................1

Section 2.     Appointment of Transfer Agent and EQI.................2

Section 3.     Standard Services.....................................3

Section 4.     Dividend Disbursing Services..........................4

Section 5.     Optional Services.....................................5

Section 6.     Fee and Expenses......................................5

Section 7.     Representations and Warranties of the
               Trust Company and EQI................................ 6

Section 8.     Representations and Warranties of Customer............7

Section 9.     Indemnification/Limitation of Liability...............8

Section 10.    Damages...............................................10

Section 11.    Responsibilites of Transfer Agent.....................10

Section 12.    Covenants of Customer and Transfer Agent..............11

Section 13.    Data Access and Proprietary Information...............11

Section 14.    Confidentiality.......................................13

Section 15.    Terminiation..........................................13

Section 16.    Assignment............................................14

Section 17.    Unaffiliated Third Parties............................14

Section 18.    Miscellaneous.........................................14

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                         TRANSFER AGENCY AND SERVICE AGREEMENT

      AGREEMENT made as of the ___ day of June, 2003, by and among RMK High Income Fund, Inc., a Maryland corporation ("Customer"), and EquiServe, Inc., a Delaware corporation, and its fully owned subsidiary EquiServe Trust Company, N.A., a federally charted trust company (collectively, "Transfer Agent" or individually "EQI" and the "Trust Company", respectively).

      WHEREAS, Customer desires to appoint Transfer Agent as sole transfer agent, registrar, and administrator of its Dividend Reinvestment Plan and EQI as dividend disbursing agent and processor of all payments received or made by Customer under this Agreement;

      WHEREAS, the Trust Company and EQI desire to accept such respective appointments and to perform the services related to such appointments; and

      WHEREAS, the Board of Directors of Customer has approved appointment of Transfer Agent;

      NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. CERTAIN DEFINITIONS.

(a) "ACCOUNT" or "ACCOUNTS" shall mean the account of each Shareholder which account shall hold any full or fractional shares of stock held by such Shareholder and/or outstanding funds or tax reporting to be done.

(b) "ADDITIONAL SERVICES" shall mean any and all services which are not Services as set forth in the Fee and Service Schedule, but performed by Transfer Agent upon request of Customer.

(c) "AGREEMENT" shall mean this agreement and any and all exhibits or schedules attached hereto and any and all amendments or modifications, which may from time to time be executed.

(d) "CUSTOMER ID(S)" shall have the meaning set forth in SECTION 13.3.

(e) "DATA ACCESS SERVICE" shall have the meaning set forth in SECTION 13.1.

(f) "DIVIDEND REINVESTMENT PLAN" shall mean the services as set forth in SECTION 4 and in the Fee and Service Schedule.

(g) "EFFECTIVE DATE" shall mean the date first stated above.

(h) "FEE AND SERVICE SCHEDULE" shall mean the fees and services set forth in the "Fee and Service Schedule" attached hereto.


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(i) "PASSWORD(S)" shall have the meaning set forth in SECTION 13.3.

(j) "PROPRIETARY INFORMATION" shall have the meaning set forth in SECTION 13.4.

(k) "SERVICES" shall mean any and all services as further described herein and in the "Fee and Service Schedule" or other schedules attached hereto.

(l) "SHARES" shall mean Customer's common stock, par value $.0001 per share, authorized by Customer's Articles of Incorporation and other classes of Customer's stock to be designated by Customer in writing and for which Transfer Agent agrees to service under this Agreement.

(m) "SHAREHOLDER" shall mean the holder of record of Shares.

(n) "SHAREHOLDER DATA" shall have the meaning set forth in SECTION 13.2.

2.  APPOINTMENT OF TRANSFER AGENT AND EQI.

      2.1 APPOINTMENTS. Customer hereby appoints Transfer Agent to act as sole transfer agent and registrar for all Shares in accordance with the terms and conditions hereof and as the administrator of its Dividend Reinvestment Plan and appoints EQI as dividend disbursing agent and processor of all payments received or made by or on behalf of Customer under this Agreement, and Transfer Agent and EQI hereby accept such appointments and agree to perform the Services in accordance with the terms and conditions set forth herein.

      2.2 DOCUMENTS. In connection with the appointment of Transfer Agent, Customer will provide or has previously provided each of the following documents to Transfer Agent:

         (a) Copies of Customer's registration statement and amendments thereto filed with the Securities and Exchange Commission for its initial public offering;

         (b) A certified copy of a resolution of the Board of Directors of Customer authorizing the appointment of Transfer Agent;

         (c) Specimens of the signatures of the officers of Customer authorized to sign stock certificates, if any, and of individuals authorized to sign written instructions and requests on behalf of Customer; and

         (d) An opinion of counsel for Customer addressed to both the Trust Company and EQI with respect to:

             (i) Customer's organization and existence under the laws of its state of organization;

             (ii) The status under the Securities Act of 1933, as amended ("Securities Act"), and any other applicable law of Shares of Customer covered by the appointment (I.E., if subject to registration, that they have been registered and that

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                    Customer's registration statement has become effective or, if exempt, the specific grounds therefor); and

             (iii) Whether such Shares, when issued, will be validly issued, fully paid and non-assessable.

      2.3 SHARES. Customer shall, if applicable, inform Transfer Agent as to (i) the existence or termination of any restrictions on the transfer of Shares and in the application to or removal from any certificate of stock of any legend restricting the transfer of such Shares or the substitution for such certificate of a certificate without such legend, (ii) any authorized but unissued Shares reserved for specific purposes, (iii) any outstanding Shares which are exchangeable for Shares and the basis for exchange, (iv) reserved Shares subject to option and the details of such reservation and (v) special instructions regarding dividends and information of foreign holders.

      2.4 CUSTOMER'S AGENT. Transfer Agent represents that it is engaged in an independent business and will perform its obligations under this Agreement as an agent of Customer.

      2.5 CERTIFICATES. Customer generally will not issue certificated shares. In the event that Customer issues certificates, Customer shall deliver to Transfer Agent an appropriate supply of such certificates, which certificates shall provide a signature panel for use by an officer of or authorized signor for Transfer Agent to sign as transfer agent and registrar, and which shall state that such certificates are only valid after being countersigned and registered.

3.  STANDARD SERVICES.

    3.1 TRANSFER AGENT SERVICES. Transfer Agent will perform the following
        Services:

      In accordance with the procedures established from time to time by agreement between Customer and Transfer Agent, Transfer Agent shall:

       (a) issue and record the appropriate number of Shares as authorized and hold such Shares in the appropriate Shareholder Account;

       (b) effect transfers of Shares by the registered owners thereof upon receipt of appropriate documentation;

       (c) act as agent for Shareholders pursuant to the Dividend Reinvestment Plan and any other investment programs of Customer as agreed to from time to time in accordance with the terms of the agreements relating thereto to which Transfer Agent is or will be a party; and

       (d) issue replacement certificates for those certificates issued by Customer, if any, alleged to have been lost, stolen or destroyed upon receipt by Transfer Agent of indemnity satisfactory to it and holding it and Customer harmless, absent notice to Customer and Transfer Agent that such certificates have been acquired by a bona fide purchaser. Transfer Agent may, at its option, issue replacement certificates in exchange for mutilated certificates upon presentation thereof and without such indemnity.


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      3.2 EQI SERVICES. In accordance with procedures established from time to time by agreement between Customer and EQI, EQI shall:

      (a) prepare and transmit payments for dividends and distributions declared by Customer, provided good funds for said dividends or distributions are received by EQI prior to the scheduled payable date for said dividends or distributions;

      (b) issue replacement checks and place stop orders on original checks based on Shareholder's representation that a check was not received or was lost. Such stop orders and replacements will be deemed to have been made at the request of Customer and Customer shall be responsible for all losses or claims resulting from such replacement; and

      (c) receive all payments made to Customer or Transfer Agent under the Dividend Reinvestment Plan and make all payments required to be made under such plan, including all payments required to be made to Customer.

      3.3 CUSTOMARY SERVICES. Transfer Agent shall perform all the customary services of a transfer agent, dividend reinvestment plan agent and agent of other investment programs as described in SECTION 3.1 consistent with those requirements in effect as of the date of this Agreement. EQI shall perform all the customary services of a dividend disbursing agent and a processor of payments as described in SECTION 3.2 consistently with those requirements in effect as of the date of this Agreement. The detailed services and definition, frequency, limitations and associated costs (if any) of the Services to be performed by Transfer Agent are set out in the attached Fee and Service Schedule.

      3.4 COMPLIANCE WITH LAWS. Customer agrees that each of the Trust Company and EQI is obligated to and the Trust Company and EQI agree to comply with all applicable federal, state and local laws and regulations, codes, order and government rules in the performance of its duties under this Agreement.

      3.5 UNCLAIMED PROPERTY AND LOST SHAREHOLDERS. Transfer Agent shall report unclaimed property to each state in compliance with state law and shall comply with Section 17Ad-17 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for lost Shareholders. If Customer is not in compliance with applicable state laws, there will be no charge for the first two years for this service for such Customer, other than a charge of $3.00 per due diligence notice mailed; provided that after the first two years, Transfer Agent will charge such Customer its then standard fee plus any reasonable out-of-pocket expenses.

      3.6 COMPLIANCE WITH OFFICE OF FOREIGN ASSET CONTROL ("OFAC") LAWS AND Regulations. Transfer Agent shall ensure compliance with OFAC laws and regulations.

4.  DIVIDEND DISBURSING SERVICES.

      4.1 DECLARATION OF DIVIDENDS. Upon receipt of a written notice from the President, any Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of Customer declaring the payment of a dividend, EQI shall

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disburse such dividend payments provided that, in advance of such payment,
Customer furnishes EQI with sufficient funds. The payment of such funds to EQI for the purpose of being available for the payment of dividend checks from time to time is not intended by Customer to confer any rights in such funds on Customer's Shareholders whether in trust or in contract or otherwise.

      4.2 STOP PAYMENTS. Customer hereby authorizes EQI to stop payment of checks issued in payment of dividends, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or, through no fault of theirs, are otherwise beyond their control and cannot be produced by them for presentation and collection, and EQI shall issue and deliver duplicate checks in replacement thereof, and Customer shall indemnify Transfer Agent against any loss or damage resulting from reissuance of the checks.

      4.3 TAX WITHHOLDING. EQI is hereby authorized to deduct from all dividends declared by Customer and disbursed by EQI, as dividend disbursing agent, the tax required to be withheld pursuant to Sections 1441, 1442 and 3406 of the Internal Revenue Code of 1986, as amended, or by any applicable Federal or State statutes subsequently enacted, and to make the necessary return and payment of such tax in connection therewith.

5.  OPTIONAL SERVICES.

To the extent that Customer elects to engage Transfer Agent to provide the Services listed below Customer shall engage Transfer Agent to provide such Services upon terms and fees to be agreed upon by the parties:

      (a) Corporate actions (including inter alia, odd lot buy backs, exchanges, mergers, redemptions, subscriptions, capital reorganization, coordination of post-merger services and special meetings).

6.  FEES AND EXPENSES.

      6.1 FEE AND SERVICE SCHEDULE. Customer agrees to pay Transfer Agent the fees for Services performed pursuant to this Agreement as set forth in the Fee and Service Schedule attached hereto. Such fees and reasonable out-of-pocket expenses and advances identified in SECTION 6.2 below may be changed from time to time subject to mutual agreement between Customer and Transfer Agent.

      6.2 OUT-OF-POCKET EXPENSES. In addition to the fees paid under SECTION 6.1 above, Customer agrees to reimburse Transfer Agent for reasonable out-of-pocket expenses, including but not limited to postage, forms, telephone, records storage or advances incurred by Transfer Agent for the items set out in Exhibit A attached hereto. In addition, any other out-of-pocket expenses incurred by Transfer Agent at the request or with the consent of Customer, will be reimbursed by Customer.

      6.3 POSTAGE. Postage for mailing of dividends, proxies, Customer reports and other mailings to all Shareholder Accounts shall be advanced to Transfer Agent by Customer prior to commencement of the mailing date of such materials.

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      6.4 INVOICES. Customer agrees to pay all fees and reimbursable expenses within forty-five (45) days of the date of the respective billing notice, except for any fees or expenses that are subject to good faith dispute. In the event of such a dispute, Customer may only withhold that portion of the fee or expense subject to the good faith dispute. Customer shall notify Transfer Agent in writing within forty-five (45) days following the receipt of each billing notice if Customer is disputing any amounts in good faith. If Customer does not provide such notice of dispute within the required time, the billing notice will be deemed accepted by Customer. Customer shall settle such disputed amounts within five (5) business days of the day on which the parties agree on the amount to be paid by payment of the agreed amount. If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.

      6.5 SERVICES REQUIRED BY LEGISLATION. Services required by legislation or regulatory mandate that become effective after the Effective Date of this Agreement shall not be part of the Services, and shall be billed by appraisal.

      6.6 BANK ACCOUNTS. Customer acknowledges that the bank accounts maintained by EQI in connection with the Services will be in its name and that EQI may receive investment earnings in connection with the investment at EQI's risk and for its benefit of funds held in those accounts from time to time.

7.  REPRESENTATIONS AND WARRANTIES OF THE TRUST COMPANY AND EQI.

      The Trust Company and EQI represent and warrant to Customer that:

      7.1 GOVERNANCE. The Trust Company is a federally chartered limited purpose national bank duly organized under the laws of the United States and EQI is a corporation validly existing and in good standing under the laws of the State of Delaware.

      7.2 QUALIFICATION. The Trust Company and EQI are duly qualified to carry on their business in the State of New York and with the New York Stock Exchange.

      7.3 AUTHORITY. The Trust Company and EQI each has full corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Trust Company and EQI have been duly authorized by all necessary corporate action and constitute the legal, valid and binding obligation of the Trust Company and EQI enforceable against each in accordance with its terms. The execution, delivery and performance of this Agreement by the Trust Company and EQI do not and will not violate, conflict with or result in the breach of any material term, condition or provision of, or require the consent of any other party to, (i) any existing law, ordinance or governmental rule or regulation to which the Trust Company or EQI is subject, (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Trust Company or EQI, (iii) the governing documents or by-laws of, or any material agreement to which the Trust Company or EQI is a party.

      7.4 REGISTRATION AND COMPLIANCE. The Trust Company and EQI will maintain their registration as a transfer agent as provided in Section 17(A)(c) of the

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Exchange Act and shall comply with all applicable provisions of Section 17A of the Exchange Act and the rules promulgated thereunder, as may be amended from time to time, including rules relating to record retention.

      7.5 RECORDS. The Trust Company and EQI shall create and maintain all records required of it pursuant to their duties hereunder and as set forth in the Fee and Service Schedule in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the Investment Company Act of 1940, as amended ("Investment Company Act") and the rules thereunder. Where applicable, such records shall be maintained by the Trust Company and EQI for the periods and the places required by Rule 31a-2 under the Investment Company Act. To the extent required by Section 31 of the Investment Company Act and the rules thereunder, all such records prepared or maintained by the Trust Company and EQI relating to the Services to be performed by the Trust Company or EQI hereunder are the property of the Customer and will be preserved, maintained and made available in accordance with Section 31 and rules thereunder, and will be surrendered promptly to Customer on and in accordance with its request.

      7.6 FACILITIES. The Trust Company and EQI have and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

      7.7 COMPUTER SERVICES. DATA ACCESS SERVICE AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE TRUST COMPANY AND EQI EXPRESSLY DISCLAIM ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CUSTOMER HEREBY ACKNOWLEDGES THAT THE DATA ACCESS SERVICE MAY NOT BE OR BECOME AVAILABLE DUE TO ANY NUMBER OF FACTORS INCLUDING WITHOUT LIMITATION PERIODIC SYSTEM MAINTENANCE, SCHEDULED OR UNSCHEDULED, ACTS OF GOD, TECHNICAL FAILURE, TELECOMMUICATIONS INFRASTRUCTURE OR DELAY OR DISRUPTION ATTRIBUTATLE TO VIRUSES, DENIAL OF SERVICE ATTACKS, INCREASED OR FLUCTUATING DEMAND, AND ACTIONS AND OMISSIONS OF THIRD PARTIES. THEREFORE THE TRUST COMPANY AND EQI EXPRESSLY DISCLAIM ANY EXPRESS OR IMPLIED WARRANTY REGARDING SYSTEM AND/OR DATA ACCESS SERVICE AVAILABILITY, ACCESSABILITY, OR PERFORMANCE.

8.   REPRESENTATIONS AND WARRANTIES OF CUSTOMER.

     Customer represents and warrants to Transfer Agent that:

     8.1 ORGANIZATION. It is a corporation duly organized and existing and in good standing under the laws of Maryland.

     8.2 GOVERNANCE. It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement. All corporate proceedings required by said Articles of Incorporation, By-Laws and applicable law have been taken to authorize it to enter into and perform this Agreement; and

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     8.3 SECURITIES ACT. A registration statement under the Securities Act has been filed and is currently effective, or will be effective prior to the sale of any Shares, and will remain so effective, and all required state securities law filings have been made with respect to all the Shares of Customer being offered for sale except for any Shares which are offered in a transaction or series of transactions which are exempt from the registration requirements of the 1933 Act and state securities laws; information to the contrary will result in immediate notification to Transfer Agent.

9.  INDEMNIFICATION/LIMITATION OF LIABILITY.

     9.1 STANDARD OF CARE. Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable time limits to ensure the accuracy of all Services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith or willful misconduct.

     9.2 CUSTOMER INDEMNITY. Transfer Agent shall not be responsible for, and Customer shall indemnify and hold Transfer Agent harmless from and against, any and all losses, claims, damages, costs, charges, counsel fees and expenses, payments, expenses and liability arising out of or attributable to:

      (a) All actions of Transfer Agent required to be taken pursuant to this Agreement, provided such actions are taken in good faith and without negligence or willful misconduct;

      (b) Customer's lack of good faith, negligence or willful misconduct or the breach of any representation or warranty of Customer hereunder;

      (c) The reliance or use by Transfer Agent of information, records and documents which (i) are received by Transfer Agent and furnished to it by Customer or Customer's representatives, and (ii) have been prepared and /or maintained by Customer or Customer's representatives;

      (d) The reliance on, or carrying out by Transfer Agent of, any instructions or requests of Customer's representatives;

      (e) The offer or sale of Shares in violation of any federal or state securities laws requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Shares; and

      (f) The negotiation, presentment, delivery or transfer of Shares through the Direct Registration System Profile System.

      9.3 INSTRUCTIONS. At any time Transfer Agent may apply to any officer of Customer for instruction, and may consult with legal counsel, with respect to any matter arising in connection with the Services to be performed by Transfer

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Agent under this Agreement, and Transfer Agent shall not be liable for any action taken or omitted to be taken by Transfer Agent in good faith in accordance with such instructions or in reliance upon the opinion of such counsel. Transfer Agent shall be protected and indemnified in acting upon any paper or document reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided Transfer Agent by telephone, in person, machine readable input, telex, CRT data entry or similar means authorized by Customer, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Customer. Transfer Agent shall also be protected in processing stock certificates, if any, which it reasonably believes to bear the proper manual or facsimile signatures of the duly authorized officer or officers Customer and the proper countersignature of Transfer Agent.

      9.4 TRANSFER AGENT INDEMNIFICATION. Transfer Agent shall be responsible for and shall indemnify and hold Customer harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to Transfer Agent's refusal or failure to comply with the terms of this Agreement, or which arise out of Transfer Agent's negligence or willful misconduct or which arise out of the breach of any representation or warranty of Transfer Agent hereunder, for which Transfer Agent is not entitled to indemnification under this Agreement.

      9.5 FORCE MAJEURE. Notwithstanding anything to the contrary contained herein, Transfer Agent shall not incur any liability hereunder if by reason of any act of God or war or other circumstances beyond its control, it shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Agreement it is provided shall be done or performed or by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Agreement it is provided shall or may be done or performed, provided it maintains and implements a disaster recovery plan designed to comply with applicable laws and regulations. To the best of its knowledge, the various procedures and systems which Transfer Agent has implemented or will implement with regard to safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for twenty-four (24) hours-a-day restricted access) of Customer's records and other data and Transfer Agent's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and Transfer Agent will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. Transfer Agent maintains adequate insurance to enable it to continue its operations as described herein. Transfer Agent shall notify Customer should any of its current insurance coverage be changed for any reason. Such notification shall include the date of change and reason or reasons therefore. Transfer Agent shall notify Customer of any claims against it whether or not they may be covered by insurance and shall notify Customer from time to time as may be appropriate, and at least within thirty (30) days following the end of each fiscal year of Transfer Agent of the total outstanding claims made by Transfer Agent under its insurance coverage.

      9.6 NOTICE. In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which one party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The

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indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or the name of the indemnified party. The indemnified party shall in no case confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify it except with the indemnifying party's prior written consent.

10. DAMAGES.

      NO PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, OCCASIONED BY A BREACH OF ANY PROVISION OF THIS AGREEMENT EVEN IF APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.  RESPONSIBILITIES OF TRANSFER AGENT.

      Transfer Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which Customer, by its acceptance hereof, shall be bound:

      11.1 Whenever in the performance of its duties hereunder Transfer Agent shall deem it necessary or desirable that any fact or matter be proved or established prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of Customer and delivered to Transfer Agent. Such certificate shall be full authorization to the recipient for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate provided the action taken is without negligence, bad faith or willful misfeasance.

      11.2 Transfer Agent, any of its affiliates or subsidiaries, and any stockholder, director, officer or employee of Transfer Agent may buy, sell or deal in the securities of Customer or become pecuniary interested in any transaction in which Customer may be interested, or contract with or lend money to Customer or otherwise act as fully and freely as though it were not appointed as agent under this Agreement. Nothing herein shall preclude Transfer Agent from acting in any other capacity for Customer or for any other legal entity.

      11.3 No provision of this Agreement shall require Transfer Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it shall believe in good faith that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

12.  COVENANTS OF CUSTOMER AND TRANSFER AGENT.

      12.1 CUSTOMER CORPORATE AUTHORITY. Customer shall furnish to Transfer Agent (a) copy of the Articles of Incorporation and By-Laws of Customer; (b) copies of all material amendments to its Articles of Incorporation or By-Laws made after the date of this Agreement, promptly after such amendments are made;

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and (c) a certificate of Customer as to the Shares authorized, issued and outstanding.

      12.2 TRANSFER AGENT FACILITIES. Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to Customer for the safekeeping of stock certificates, if any, check forms and facsimile signature imprinting devices, if any, and for the preparation, use, and recordkeeping of such certificates, forms and devices.

      12.3 NOTIFICATION. Customer shall notify Transfer Agent as soon as possible in advance of any stock split, stock dividend or any similar event which may affect the Shares, and any bankruptcy, insolvency, moratorium or other proceeding regarding Customer affecting the enforcement of creditors' rights.

13.  DATA ACCESS SERVICE AND PROPRIETARY INFORMATION.

      13.1 Transfer Agent has developed a data access service that enables Customer to access Customer's Shareholder records maintained on Transfer Agent's computer system through the Internet or remote access, as the case may be (the "Data Access Service"). Customer wishes to use such Data Access Service subject to the terms and conditions set forth herein. Therefore, Customer and Transfer Agent agree as follows:

      13.2 ACCESS TO SHAREHOLDER DATA.

      The Service provided to Customer pursuant to this Agreement shall include granting Customer access to the Shareholder, Customer and proxy information ("Shareholder Data") maintained on the records database for the purpose of examining, maintaining, editing, or processing transactions with respect to Shareholder Data.

      13.3 PROCEDURES FOR ACCESS.

      To use the Data Access Service, Customer must access through the Internet or remote terminal, as the case may be, pursuant to the procedures provided by Transfer Agent. Such access is accomplished by entering a unique Customer identification ("Customer ID(s)") and passwords ("Password(s)") assigned to Customer by Transfer Agent. Customer ID and Password assigned to Customer is for use only by Customer. Customer shall establish and maintain reasonable security and control over all such Customer IDs and Passwords. Transfer Agent shall maintain reasonable security and control over Customer ID. After Transfer Agent assigns Customer a Password, Customer shall change the Password. Customer recognizes that Transfer Agent does not have knowledge of the Password, which is selected by Customer and is within Customer's exclusive control after the necessary change. Customer may change any Password thereafter at any time. Customer agrees to notify Transfer Agent immediately if any employee of Customer granted access to the Data Access Service leaves the employ of Customer, in order to enable Transfer Agent to terminate such employee's access.

      13.4 PROPRIETARY INFORMATION.

      Customer acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to Customer by Transfer Agent as part of the Data Access

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

Service to access Shareholder Data maintained by Transfer Agent on data bases under the control and ownership of Transfer Agent or other third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to Transfer Agent or other third party. In no event shall Proprietary Information be deemed Shareholder Data. Customer agrees to treat all Proprietary Information as proprietary to Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, Customer agrees for itself and its employees and agents:

      (a) to refrain from copying or duplicating in any way the Proprietary Information, other than to print out pages reflecting Shareholder Data to provide to Shareholders or for Customer's internal use;

      (b) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform Transfer Agent in a timely manner of such fact and dispose of such information in accordance with Transfer Agent's instructions;

      (c) to refrain from causing or allowing the Proprietary Information from being retransmitted to any other computer facility or other location, except with the prior written consent of Transfer Agent;

      (d) that Customer shall have access only to those authorized transactions agreed upon by the parties; and

      (e) to honor all reasonable written requests made by Transfer Agent to protect at Transfer Agent's expense the rights of Transfer Agent Proprietary Information at common law, under federal copyright law and under other federal or state law.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this SECTION 13.

      13.5 CONTENT. If Customer notifies Transfer Agent that any part of the Data Access Service does not operate in material compliance with the user documentation provided by Transfer Agent for such service, Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which Transfer Agent may obtain certain data included in the Services are solely responsible for the contents of such data and Customer agrees to make no claim against Transfer Agent arising out of the contents of such third party data, including, but not limited to, the accuracy thereof.

      13.6 TRANSACTIONS. If the transactions available to Customer include the ability to originate electronic instructions to Transfer Agent in order to (i) effect the transfer or movement of Shares or direct EQI to transfer cash or (ii) transmit Shareholder information or other information, then in such event Transfer Agent shall be entitled to rely on the validity and authenticity of such instructions without undertaking any further inquiry as long as such instructions are undertaken in conformity with security procedures established by Transfer Agent from time to time.

14.  CONFIDENTIALITY.

      14.1 CONFIDENTIAL INFORMATION. Transfer Agent agrees that all books, records, information and data pertaining to the business of Customer or its prior, present or potential shareholders which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, shall be used only for the purposes contemplated by this Agreement, and shall not be voluntarily disclosed to any other person, except as may required by law or which Transfer Agent reasonably deems to be necessary for the performance of the Services hereunder.

      14.2 REQUEST FOR RECORDS. In the event that any requests or demands are made for the inspection of the Shareholder records of Customer, other than requests for records of Shareholders pursuant to standard subpoenas from state or federal government authorities (e.g., in divorce and criminal actions), Transfer Agent will endeavor to notify Customer and to secure instructions from an authorized officer of Customer as to such inspection. Transfer Agent expressly reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person or if required by law or court order.

15.  TERMINATION.

      15.1 Any of the parties hereto may terminate this Agreement by giving to the other parties a notice in writing specifying the date of such termination, which shall be not less than one hundred twenty (120) days after the date of receipt of such notice. In the event such notice is given by Customer, it shall be accompanied by a copy of a resolution of the Board of Directors of Customer, certified by its Secretary, electing to terminate this Agreement and designating a successor transfer agent or transfer agents. In the event such notice is given by Transfer Agent, Customer shall, on or before the termination date, deliver to Transfer Agent a copy of a resolution of its Board of Directors certified by its Secretary designating a successor transfer agent or transfer agents. In the absence of such designation by Customer, Transfer Agent may designate a successor transfer agent. If Customer fails to designate a successor transfer agent and if Transfer Agent is unable to find a successor transfer agent, Customer shall, upon the date specified in the notice of termination of this Agreement and delivery of the records maintained hereunder, be deemed to be its own transfer agent and Transfer Agent shall thereafter be relieved of all duties and responsibilities hereunder. Upon termination hereof, Customer shall pay to Transfer Agent such compensation as may be due to Transfer Agent as of the date of such termination, and shall reimburse Transfer Agent for any disbursements and expenses made or incurred by Transfer Agent and payable or reimbursable hereunder. Transfer Agent shall, promptly upon such termination, transfer all records and shall cooperate in the transfer of such duties and responsibilities.

      15.2 Notwithstanding the foregoing, this Agreement may be terminated in accordance with the following:

      (a) at any time by any party upon a material breach of a representation, covenant or term of this Agreement by any other unaffiliated party which is not cured within a period not to exceed thirty (30) days after the date of written notice thereof by one of the other parties; and

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

      (b) by any party, at any time, in the event that during the term of this Agreement, a bankruptcy or insolvency proceeding is instituted by or against another party or a trustee or receiver is appointed for any substantial part of another party's property (and in a case of involuntary bankruptcy, insolvency or receivership proceeding, there is entered an order for relief, or order appointing a receiver or some similar order or decree and the other party or parties do not succeed in having such order lifted or stayed within sixty (60) days from the date of its entry), or another party makes an assignment of all or substantially all of its property for the benefit of creditors or ceases to conduct its operations in the normal course or business.

      15.3 RECORDS. Upon receipt of written notice of termination, the parties will use commercially practicable efforts to effect an orderly termination of this Agreement. Without limiting the foregoing, Transfer Agent will deliver promptly to Customer, in machine readable form on media as reasonably requested by Customer, all Shareholder and other records, files and data supplied to or compiled by Transfer Agent on behalf of Customer.

16.   ASSIGNMENT.

      16.1 AFFILIATES. Transfer Agent may, without further consent of Customer assign its rights and obligations hereunto to any affiliated transfer agent registered under Section 17A(c)(2) of the Exchange Act and is qualified to perform all duties required under this Agreement. Transfer Agent will not assign its rights and obligations to any other person without the prior written consent of Customer.

      16.2 SUBCONTRACTORS. Transfer Agent may, without further consent on the part of Customer, subcontract with other subcontractors for telephone and mailing services as may be required from time to time; provided, however, that Transfer Agent shall be as fully responsible to Customer for the acts and omissions of any subcontractor as it is for its own acts and omissions.

17.   UNAFFILIATED THIRD PARTIES.

      Nothing herein shall impose any duty upon Transfer Agent in connection with or make Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, airborne services, the U.S. mails and telecommunication companies, provided, if Transfer Agent selected such company, Transfer Agent shall have exercised due care in selecting the same.

18.   MISCELLANEOUS.

      18.1 NOTICES.

      Any notice or communication by Transfer Agent or Customer to the other is duly given if in writing and delivered in person or mailed by first class mail, postage prepaid, telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

            If to Customer:
            RMK High Income Fund, Inc.
            Fifty Front Street, 21st Floor
            Memphis, Tennessee 38103
            Telecopy No.:  (901) 579-3508
            Attn:  Charles D. Maxwell

            If to Transfer Agent:
            EquiServe Trust Company, N.A.
            c/o EquiServe, Inc.
            150 Royall Street
            Canton, Massachusetts  02021
            Telecopy No.: (781) 575-4188
            Attn:  General Counsel

      Transfer Agent and Customer may, by notice to the other, designate additional or different addresses for subsequent notices or communications.

      18.2 SUCCESSORS.

      All the covenants and provisions of this agreement by or for the benefit of Customer or Transfer Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      18.3 AMENDMENTS.

      This Agreement may be amended or modified by a written amendment executed by the parties hereto and, to the extent required, authorized or approved by a resolution of the Board of Directors of Customer.

      18.4 SEVERABILITY.

      If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      18.5 GOVERNING LAW.

      This Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

      18.6 DESCRIPTIVE HEADINGS.

      Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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

      18.7 THIRD PARTY BENEFICIARIES.

      The provisions of this Agreement are intended to benefit only Transfer Agent, Customer and their respective permitted successors and assigns. No rights shall be granted to any other person by virtue of this agreement, and there are no third party beneficiaries hereof.

      18.8 SURVIVAL.

      All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

      18.9 PRIORITIES.

      In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

      18.10 MERGER OF AGREEMENT.

      This agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

      18.11 COUNTERPARTS.

      This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by one of its officers thereunto duly authorized, all as of the date first written above.

                     RMK HIGH INCOME FUND, INC.

                     By:
                         ------------------------------------
                     Name:
                          -----------------------------------
                     Title:
                           ----------------------------------


EQUISERVE, INC.                           EQUISERVE TRUST COMPANY, N.A.

By:                                       By:
   --------------------------------          ----------------------------------
Name:                                     Name:
    --------------------------------           --------------------------------
Title:                                    Title:
      ------------------------------            -------------------------------

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